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Perficient Completes Acquisition of SMEDIX, INC.

SAINT LOUIS (Jan. 16, 2024) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading digital consultancy transforming the world’s largest enterprises and biggest brands, announced today it has completed the acquisition of SMEDIX, Inc., an approximately $12 million revenue healthcare software engineering firm headquartered in San Diego, California, with offshore operations located in Cluj-Napoca, Romania. The signing of the definitive agreement was previously announced on Oct. 20, 2023.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

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